Exhibit 10.1

Cupit, Milligan, Ogden & Williams Certified Public Accountants	Shareholders Edward R. Cupit, CPA, (1943-2010) Ronald A. Milligan, CPA Thomas M. Ogden, CPA Melvin L. Williams, CPA Michael T. Metkovich, CPA

1695 Meadow Wood Lane, Suite 100

Reno, Nevada 89502

(775) 827-5055

Fax (775) 827-6356

December 23, 2014

Searchlight Minerals Corp.

2360 West Horizon Ridge Pkwy, Ste #100 B

Henderson, NV 89052

Gentlemen:

Attached is a copy of our most recent invoice dated November 30, 2014 and statement of balance owed to our firm for services outstanding in the total balance of $115,017.68.

Melvin Williams has informed us the Board of Directors, in a meeting on December 23, 2014, approved settling this balance with issuance of shares of common stock in Searchlight Minerals Corp. at the closing market price of $0.32 of that same day.

This represents issuance of 359,430 shares on December 23, 2014. The shares should be issued directly to Melvin L. Williams and the outstanding balance of $115,017.68 owing to the firm of Cupit, Milligan, Ogden & Williams will be cleared internally between the firm and Mr. Williams resulting in a zero balance as of November 30, 2014.

Please coordinate any necessary items related to the stock issuance directly with Mr. Williams

We appreciate the opportunity to be of service to the company.

Very truly yours,

/s/ Ronald A. Milligan

Ronald A. Milligan, CPA

Treasurer

/s/ Melvin L. Williams

Melvin L. Williams, CPA

President

Member of American Institute of Certified Public Accountants Division of Firms